Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement of VLOV Inc. on Form S-1 of our report dated April 26, 2009 on the financial statements of Peng Xiang Peng Fei Investment Limited (BVI Company) and to the reference to us under the heading "Experts" in the prospectus.

/s/ Crowe Horwath LLP

Sherman Oaks, California
December 16, 2009